CanArgo Energy Corporation

FOR IMMEDIATE RELEASE IN EUROPE & NORTH AMERICA

CANARGO ENERGY CORPORATION
ANNOUNCES AN UPDATE ON ITS GLOBAL OFFERING

26 July 2004 - Oslo, Norway, New York, USA - CanArgo Energy Corporation (OSE: CNR; AMEX: CNR) announced today that it expects to receive comments from the United States Securities and Exchange Commission with respect to its Registration Statement registering its global offering of up to 75,000,000 shares of common stock. The Company will respond to such comments and after all issues are resolved satisfactorily will request acceleration of effectiveness of the Registration Statement. Pricing of the offering is anticipated to take place at or shortly after the Registration Statement is declared effective by the SEC.

A Registration Statement relating to these securities has been filed with the United States Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Press Release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The matters discussed in this press release include forward-looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.

For more information please contact:

CanArgo Energy Corporation,
Julian Hammond, Investor Relations Manager

Tel: +44 7740 576 139
Fax: +44 1481 729 982
e-mail: info@canargo.com

NORWAY	USA
Regina Jarstein	Michael Wachs
Gambit H&K AS	CEOcast.com
Tel: + 47 95213451	Tel: + 1 212 732 4300

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